Exhibit 10.29
M.D.C. HOLDINGS, INC.
2011 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED
EXECUTIVE OFFICER
STOCK OPTION AGREEMENT
M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), grants an option under the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan (the “Plan”) to purchase shares of common stock, $0.01 par value per share, of the Company (“Stock”) to the Optionee named below. This Amended and Restated Stock Option Agreement (the “Agreement”) evidences the terms of the Company’s grant of an Option to Optionee. This Agreement was originally effective as of the Grant Date set forth below, and, subject to Section 24 below, is now amended and restated in its entirety effective as of November __, 2020 (the “Restatement Date”).
A.    NOTICE OF GRANT
Name of Optionee:
Number of Shares of Stock Covered by the Option:
Exercise Price per Share:
Grant Date:
Expiration Date:
Type of Option: Non-Qualified Stock Option
Vesting Schedule: Except as provided otherwise in this Agreement, the Plan (including but not limited to Section 14.2), or any employment agreement or change in control agreement Employee may have with the Company (as such agreement(s) may be amended from time to time), which may provide for accelerated vesting upon certain terminations in connection with a Change of Control), Optionee’s right to purchase shares of Stock under this Option vests, as set forth below:

Service Vesting Date	Percentage of Shares that Vest	Cumulative Percentage of Vested Shares

This Option is also subject to the terms of any employment agreement or change in control agreement the Optionee may have with the Company (as such agreement(s) may be amended from time to time) and the Clawback Policy adopted by the Corporate Governance/Nominating Committee on January 14, 2015. Notwithstanding anything in this Agreement to the contrary, to the extent the provisions of this Agreement may conflict with provisions in the Optionee’s employment agreement with the Company (if any), the terms of the employment agreement shall control.

B.    STOCK OPTION AGREEMENT
1.    Grant of Option. Subject to the terms and conditions of this Agreement and the Plan, the Company grants to Optionee, an Option to purchase the number of shares of Stock, at the Exercise Price (each as set forth in the Notice of Grant on the cover page of this Agreement), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the Plan.
2.    Type of Option. This Option is a Non-Qualified Stock Option.
3.    Certificates; Book Entry. The Company may elect to satisfy any requirement for the delivery of shares of stock through the use of electronic or other forms of book-entry including, but not limited to, uncertificated shares maintained electronically.
4.    Vesting. The Option is only exercisable, in whole or in part, before it expires and then only with respect to the vested portion of the Option. Subject to the preceding sentence, Optionee may exercise this Option, by following the procedures set forth in this Agreement. If at any time the number of shares of Stock that are covered by the vested and exercisable portion of the Option includes a fractional share, the number of shares of Stock as to which the Option shall be actually vested and exercisable shall be rounded down to the next whole share of Stock.
Except as provided otherwise in this Agreement, the Plan (including but not limited to Section 14.2), or any employment agreement or change in control agreement Employee may have with the Company (as such agreement(s) may be amended from time to time), which may provide for accelerated vesting upon certain terminations in connection with a Change of Control), Optionee’s right to purchase shares of Stock under this Option vests as set forth on the vesting schedule in the Notice of Grant above.
5.    Option Term; Expiration Date. This Option shall have a maximum term of ten (10) years, measured from the original Grant Date (set forth in the Notice of Grant), and shall accordingly expire at the close of business at Company headquarters on the tenth anniversary of the Grant Date, unless sooner terminated in accordance with Section 6 of this Agreement (the “Expiration Date”).
6.    Termination of Service. In the event of the Employee’s Retirement (as defined in Section 4(a)(v) of the Employment Agreement dated October 26, 2020, between Employee and the Company (as amended from time to time, the “Employment Agreement”)), death, presumed death, the Employee becoming Totally Disabled (as defined in Section 3(f)(i) of the Employment Agreement), termination of the Employee’s employment by the Company without Cause (as defined in Section 4(a)(ii) of the Employment Agreement) (which includes a non-renewal by the Company of the Employment Agreement for each Additional Term, as defined in Section 2 of the Employment Agreement) or termination by the Employee for Good Reason (as defined in Section 4(a)(iv) of the Employment Agreement), or in the event of a Change in Control (as defined in Section 4(a)(iii) of the Employment Agreement) following which the employment of the Employee is terminated by the Company, in each case prior to the Expiration Date, then the unvested portion of this Option shall become fully vested and exercisable as of the date of termination, death, presumed death, or becoming Totally Disabled, as applicable, and the Option will expire at the close of business at Company headquarters on the Expiration Date. If the Optionee’s Service is terminated by the Company or an Affiliate for Cause, then Optionee shall immediately forfeit all then existing rights to the Option (whether or not vested) and the Option shall immediately expire on the date of termination of Service.
7.    Leave of Absence. For purposes of the Option, Service does not terminate when Optionee goes on a leave of absence that was approved by the Company or an Affiliate in writing. Service terminates in any event when the approved leave ends unless Optionee immediately returns to active Service. The Committee determines, in its sole discretion, which leaves of absence count for this purpose, and when Service terminates for all purposes under the Plan.
8.    Option Exercise.
(a)    Right to Exercise. The Option shall be exercisable on or before the Expiration Date in accordance with the vesting schedule set forth in the Notice of Grant, as referenced in Section 4, or as earlier vested in accordance with Section 6. The Option shall not be exercisable after the Expiration Date.
(b)    Notice of Exercise. The Option shall be exercised by delivery of written or electronic notice to a representative of the Company designated by the Committee on any business day, on the form specified by the Company. The notice shall specify the number of shares of Stock to be purchased, accompanied by full payment of the Exercise Price for the shares being purchased. The notice must also specify how the shares should be registered (in the name of Optionee or in both the names of Optionee and Optionee’s spouse as joint tenants with right of survivorship). The notice of exercise will be effective when it is received by the Company. Anyone exercising the Option after the death of Optionee must provide appropriate documentation to the satisfaction of the Company that the individual is entitled to exercise the Option.
(c)    Payment of Exercise Price. Payment of the Exercise Price for the number of shares of Stock being purchased in full shall be made in one (or a combination) of the following forms:
(i)    Cash or cash equivalents acceptable to the Company.
(ii)    Unrestricted shares of Stock which have already been owned by Optionee (for at least six months or such other period designated by the Committee) which are surrendered to the Company. The Fair Market Value of the shares, determined as of the date of surrender, must equal the aggregate Exercise Price to be applied to the Exercise Price.
(iii)    Any other method approved or accepted by the Committee in its sole discretion, including, but limited to a cashless (broker-assisted) exercise, if permitted, in which the sale proceeds are delivered to the Company in payment of the aggregate Exercise Price and any withholding taxes.
9.    Tax Withholding. The Company shall have the right to require payment of, or deduction from payments of any kind otherwise due to Optionee, any federal, state, local or foreign taxes of any kind required by law to be withheld upon the issuance, vesting or delivery of any shares of Stock, dividends or payments of any kind. The Company may withhold taxes from any payments due to Optionee or Optionee may deliver a check to the Company. Subject to the prior approval of the Committee, which may be withheld by the Committee, in its sole discretion, Optionee may elect to satisfy the minimum statutory withholding obligations, in whole or in part, (i) by having the Company withhold shares of Stock otherwise issuable to Optionee or (ii) by delivering to the Company shares of Stock already owned by Optionee (for at least six months or any other minimum period required by the Company). The shares delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the minimum statutory total tax withholding obligations. The Fair Market Value of the shares used to satisfy the withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined (“Tax Date”). Shares used to satisfy any tax withholding obligation must be vested and cannot be subject to any repurchase, forfeiture, or other similar requirements. Any election must be made prior to the Tax Date, shall be irrevocable, made in writing and signed by Optionee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
10.    Transfer of Option. Except as hereinafter provided, during Optionee’s lifetime, only Optionee (or, in the event of Optionee’s legal incapacity or incompetency, Optionee’s guardian or legal representative) may exercise the Option. Except as provided in the paragraph below, Optionee cannot transfer or assign the Option other than by will or the laws of descent and distribution. Upon any attempt to otherwise transfer or assign the Option, the Option will immediately become invalid. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from Optionee’s spouse, nor is the Company obligated to recognize Optionee’s spouse’s interest in the Option in any other way.
Optionee may transfer, not for value, all or part of the Option to any Family Member; provided, however, such a transfer must be accompanied by an executed tax agreement prepared by the Company. Following a transfer to a Family Member, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Optionee in accordance with this Section, or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement. Also, subject to an amendment to the Plan authorizing such transfers, Optionee may transfer all or part of the Option to (1) a tax exempt, non-profit organization qualified under I.R.C. Section 501(c) or (2) a trust in which any one or more Family Members (or the Participant) hold a beneficial interest.
11.     Investment Representations. The Committee may require Optionee (or Optionee’s estate or heirs) to represent and warrant in writing that the individual is acquiring the shares of Stock for investment and without any present intention to sell or distribute such shares and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.

12.    Continued Service. Neither the grant of the Option nor this Agreement gives Optionee the right to continue Service with the Company or its Affiliates in any capacity. The Company and its Affiliates reserve the right to terminate Optionee’s Service at any time and for any reason not prohibited by law.
13.    Stockholder Rights. Optionee and Optionee’s estate or heirs shall not have any rights as a stockholder of the Company until Optionee becomes the holder of record of such shares of Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date prior to the date Optionee becomes the holder of record of such shares, except as provided in Section 14 of the Plan.
14.    Adjustments. The number of shares of Stock outstanding under this Option shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in the Option shall not increase the aggregate Exercise Price payable with respect to shares that are subject to the unexercised portion of the outstanding Option and the adjustment shall comply with the requirements under Section 409A of the Code. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. In the event of any distribution to the Company’s stockholders of an extraordinary cash dividend or securities of any other entity or other assets (other than ordinary dividends payable in cash or shares of Stock) without receipt of consideration by the Company, the Company shall proportionately adjust (a) the number and kind of shares subject to this Option and/or (b) the Exercise Price of this Option to reflect such distribution.
15.    Additional Requirements. Optionee acknowledges that shares of Stock acquired upon exercise of the Option may bear such legends, as the Company deems appropriate to comply with applicable federal or state laws. No shares shall be issued or delivered pursuant to this Agreement unless there shall have been compliance with all applicable requirements of federal, state and other securities laws, all applicable listing requirements of the New York Stock Exchange, if applicable, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. In connection therewith and prior to the issuance of the shares, Optionee may be required to deliver to the Company such other documents as may be reasonably necessary to ensure compliance with applicable laws and regulations.
16.    Governing Law. The validity and construction of this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and this Agreement to the substantive laws of any other jurisdiction.
17.    Binding Effect; Entire Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and Optionee and their respective heirs, executors, administrators, legal representatives, successors and assigns. This amended and restated Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and, subject to Section 24 below, supersedes the previously executed version of this Agreement, dated as of the Grant Date.

18.    Tax Treatment; Section 409A. Optionee may incur tax liability as a result of the exercise of the Option or the disposition of shares of Stock. Optionee should consult his or her own tax adviser before exercising the Option or disposing of the shares.
Optionee acknowledges that the Committee, in the exercise of its sole discretion and without Optionee’s consent, may (but is not obligated to) amend or modify the Option and this Agreement in any manner and delay the payment of any amounts payable pursuant to this Agreement to the minimum extent necessary to satisfy the requirements of Section 409A of the Code. The Company will provide Optionee with notice of any such amendment or modification.
19.    Amendment. The terms and conditions set forth in this Agreement may only be amended by the written consent of the Company and Optionee, except to the extent set forth in Section 18 hereof regarding Section 409A of the Code and any other provision set forth in the Plan.
20.    2011 Equity Incentive Plan. The Option and shares of Stock acquired upon exercise of the Option granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan, a copy of which has been provided to Optionee.
21.    Headings; Construction. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
22.    Other Employee Benefits. The amount of any compensation deemed to be received by Optionee as a result of this Agreement and the issuances of Shares hereunder, shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of Optionee are determined, including without limitation benefits under any pension, profit sharing, 401(k), bonus, life insurance or salary continuation plan, except to the extent specifically provided in such separate plan or agreement.
23.    Interpretation; Administration. The Committee shall have the full power and authority to administer the terms and conditions of this Agreement, to adopt any procedures, make any determinations, correct any defect, supply any omission or reconcile any inconsistency with respect to the terms and conditions of this Agreement in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee with respect to this Agreement and the Option shall be binding and conclusive for all purposes and on all persons.
24.    Acceptance. This Agreement is voidable by the Company if the Optionee does not accept this Agreement within 30 days after the Agreement is made available, electronically or otherwise, to the Optionee by the Company. For avoidance of doubt, if this amended and restated Agreement is not accepted pursuant to the foregoing sentence, the previously executed version of this Agreement, dated as of the Grant Date, shall continue to govern the Grant in full force and effect pursuant to its terms.

Dated: as of the Restatement Date set forth above.
M.D.C. HOLDINGS, INC.

By:

Its
OPTIONEE

Signed: